Exhibit 99.1

YELLOW ROADWAY CORPORATION TO ACQUIRE USF CORPORATION

•	Provides immediate and nationwide scale in next day and regional markets

•	Significant synergies and operational efficiencies expected

•	Cash and stock transaction expected to be accretive within twelve months

OVERLAND PARK, KS and CHICAGO, IL – February 27, 2005 — Yellow Roadway Corporation (NASDAQ: YELL) and USF Corporation (NASDAQ: USFC) today announced that they have entered into a definitive agreement pursuant to which Yellow Roadway will acquire USF. Highlights of the agreement, which has been unanimously approved by the boards of directors of both companies, include:

•	A transaction value of approximately $1.37 billion (based on the Yellow Roadway trailing 90-day closing stock price as of February 18, 2005). Yellow Roadway will also assume an expected $99 million in net USF debt, resulting in a total enterprise value of approximately $1.47 billion.

•	The right of USF shareholders to elect for each share either $45.00 in cash or 0.9024 shares (a fixed exchange ratio) of Yellow Roadway common stock. All shareholder elections will then be adjusted such that the gross cash consideration will total approximately $639 million (based on the USF shares currently outstanding) and the balance will be paid in stock.

•	A tax-free transaction to USF shareholders to the extent such shareholders receive shares of Yellow Roadway stock.

•	The transaction is subject to the approval of shareholders of both companies. In addition, the acquisition is subject to the expiration or termination of the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and other customary closing conditions.

The acquisition, which is expected to close in summer 2005, will further advance Yellow Roadway as one of the leading transportation services companies in the world. The combined enterprise is expected to have annual revenue in excess of $9 billion, with over 70,000 employees and 1,000 service locations. In addition, the combined entity will offer customers a broad range of transportation services including next day, inter-regional, national and international capabilities.

“This is a case of opportunity knocking twice,” said Bill Zollars, Chairman, President and Chief Executive Officer of Yellow Roadway. “USF represents an excellent opportunity to leverage the successful strategy that was employed with Roadway. When applied to USF, this includes maintaining the strong separate brand identities, customer interfaces and distinct operations of each business unit.”

“With the addition of USF, we continue to accelerate our growth, earnings and positive momentum,” Zollars continued. “Our strategic rationale for this transaction is focused on enhanced scale, complementary service offerings and significant cost synergies. USF provides Yellow Roadway with immediate and nationwide scale in next-day and regional markets, which are among the fastest growing transportation segments. Additionally, our logistics and truckload capabilities will be enhanced by the USF service capabilities.”

Paul Liska, executive chairman of USF, added, “This transaction creates significant value for USF shareholders, employees and customers from both a near- and long-term perspective. In addition to the substantial synergies available, the USF companies gain access to industry-leading technology and opportunities to share best practices that will benefit our combined customer bases.”

“Our employees benefit from the enhanced career opportunities that will be available as part of a larger organization,” added Thomas Bergmann, acting Chief Executive Officer of USF. “This transaction positions the combined company for long-term success.”

The transaction is expected to be accretive to Yellow Roadway earnings per share within twelve months of closing. Approximately $40 million of net synergies are expected within the first twelve months along with run rate synergies of $80 million per annum after the first twelve months. Longer-term synergy opportunities are estimated to be at least $150 million per annum in total.

Upon the closing of the transaction, the following individuals will lead the key divisions of the combined entity and report directly to Zollars:

•	Jim Staley, current President of the Roadway Group, will become President of the Yellow Roadway regional companies which will include New Penn Motor Express, USF Holland, USF Reddaway, USF Dugan and USF Bestway. Staley will also be responsible for the truckload unit of USF, Glen Moore.

•	Bob Stull, who currently reports to Jim Staley as President of Roadway Express, will continue in that role and report directly to Zollars.

•	James Welch, President of Yellow Transportation, will continue in that role.

•	Jim Ritchie will continue as President of Meridian IQ, the logistics unit of Yellow Roadway, which will include the operations of USF Logistics.

•	Mike Smid will remain as President of Yellow Roadway Enterprise Services and Chief Integration Officer.

It is anticipated that one current member, to be determined, of the USF board of directors will join the Yellow Roadway board of directors upon the closing of the acquisition.

The financial and legal advisors for Yellow Roadway were Integrated Finance Limited and Fulbright & Jaworski L.L.P., respectively. The financial and legal advisors for USF were Morgan Stanley and Sullivan & Cromwell LLP, respectively.

Conference Call and Meeting Tomorrow for Investment Community

A conference call to discuss the transaction with the investment community will be held Monday at 10:00 ET. To access the call, please dial 1-800-818-5264. The call will also be available via webcast at www.yellowroadway.com, www.usfc.com or a special website that was established specifically for this transaction: www.transportationupdate.com. A replay of the call will be available beginning at 1:00 ET on Monday by dialing 1-888-203-1112, with the passcode 8010487.

In addition, a meeting for investors and analysts will be held Monday at 3:00 ET in the Empire Room of The Waldorf-Astoria, 301 Park Avenue (50th Street and Park Avenue). The meeting will be webcast and the presentation materials will be accessible at www.yellowroadway.com, www.usfc.com and www.transportationupdate.com.

Additional Information

Yellow Roadway and USF will file a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (SEC). Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents file with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Yellow Roadway free of charge by requesting them in writing from Yellow Roadway or by telephone at (913) 696-6100. You may obtain documents filed with the SEC by USF free of charge by requesting them in writing from USF or by telephone at (773) 824-1000.

Yellow Roadway and USF, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Yellow Roadway and USF in connection with the acquisition. Information about the directors and executive officers of Yellow Roadway and their ownership of Yellow Roadway stock is set forth in the proxy statement for the Yellow Roadway 2004 Annual Meetings of Stockholders. Information about the directors and executive officers of USF and their ownership of USF stock is set forth in the proxy statement for the USF 2004 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

Forward Looking Statements

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “could”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Yellow Roadway and USF, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the SEC by Yellow Roadway and USF; the parties’ ability to consummate the proposed merger with, to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate USF’s operations into Yellow Roadway’s operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction and the value of the transaction consideration; changes in federal or state regulation concerning or affecting the transportation industry; inflation, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, a downturn in general or regional economic activity, changes in equity and debt markets, the state of the economy; the parties’

obligations to contribute to union-sponsored multi-employer pension plans may be higher than expected; the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements, potential efforts to unionize previously non-union operations of the company and employee satisfaction, labor shortages, disruptions, stoppages or any other deterioration in the parties’ relationships with employees may impair the parties’ businesses and any future acts or threats of terrorism or war. In particular, the expectations set forth in this news release regarding accretion and achievement of annual savings and synergies are only the parties’ expectations regarding these matters. Actual results could differ materially from these expectations depending on factors such as the combined company’s cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the same, the combined company’s actual capital needs, the absence of any material incident of property damage or other unforeseen merger or acquisition opportunities that could affect capital needs, the costs incurred in implementing synergies and the factors that generally affect the respective businesses of Yellow Roadway and USF as further outlined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the companies’ respective Annual Reports on Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Yellow Roadway nor USF undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Yellow Roadway’s and USF’s various SEC reports, including, but not limited to, each party’s Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Reports on Form 10-Q for the reporting periods of 2004.

About Yellow Roadway Corporation

Yellow Roadway Corporation is one of the largest transportation service providers in the world. Through its subsidiaries including Yellow Transportation, Roadway Express, New Penn Motor Express, Reimer Express, Meridian IQ and Yellow Roadway Technologies, Yellow Roadway provides a wide range of asset and non-asset-based transportation services integrated by technology. The portfolio of brands provided through Yellow Roadway Corporation subsidiaries represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs over 50,000 people.

About USF Corporation

USF Corporation, a $2.4 billion leader in the transportation industry, specializes in delivering comprehensive supply chain management solutions, including high-value next-day, regional and national LTL transportation, forward and reverse logistics, and premium regional and national truckload transportation. The company serves the North American market, including the United States, Canada and Mexico, as well as the U.S. territories of Puerto Rico and Guam. USF Corporation is headquartered in Chicago, Illinois. For more information, visit www.usfc.com.

Contact Information

Investors:	Media:
Stephen Bruffett	Suzanne Dawson
Yellow Roadway Corporation	Linden Alschuler & Kaplan
913.696.6108	212.329.1420
steve.bruffett@yellowroadway.com	sdawson@lakpr.com

James J. Hyland

USF Corporation

773.824.2213

james.hyland@usfc.com

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